UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 18, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

On March 16, 2011, SWS Group, Inc. (“Registrant”) received an unsolicited, conditional offer to acquire all outstanding common stock at a price of $6.25 per share. Such offer was referred to Registrant’s investment bankers and legal counsel for review. Because the offeror disclosed such offer in an interview with a newspaper that was carried by the financial media, Registrant issued a press release on March 17 that it was reviewing the matter. A copy of the March 17 press release is attached as Exhibit 99.1.

Following unsuccessful attempts to obtain further information about the offer, including the source of funding and ability to obtain bank regulatory approval, the Board of Directors of Registrant unanimously resolved to reject the offer. A press release was issued on March 18 that includes Registrant’s rejection letter. A copy of the March 18 press release is attached as Exhibit 99.2.

This information and Exhibits 99.1 and 99.2 hereto are being furnished, and shall not be deemed to be “filed”, with the SEC. The information in Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01(d). Exhibits.

Exhibit 99.1	Press Release of SWS Group, Inc. dated March 17, 2011.

Exhibit 99.2	Press Release of SWS Group, Inc. dated March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: March 18, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of SWS Group, Inc. dated March 17, 2011.

Exhibit 99.2	Press Release of SWS Group, Inc. dated March 18, 2011.

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